Exhibit 99.e(5)

Variable Group Universal Life [Employee] Application

Securian Life Insurance Company

[400 Robert Street North • B2-4256 • St. Paul, Minnesota 55101-2098]

[EMPLOYER:]	POLICY NUMBER:

[INSURED’S INFORMATION][(insured is the owner of the contract unless otherwise requested)]
[Employee name]	Date of birth	[Social Security number]	Gender ☐ Male ☐ Female
Street address	City	State	Zip code

[Email address]
[Date of employment]	[Annual benefit salary base]	[Payroll frequency]

[☐ Yes ☐ No	Have you used tobacco in any form during the past [12] months or are you currently using nicotine in any form?]

[☐ Yes ☐No	On the date you sign this application, are you actively working at your [employer’s] normal place of business at least [20] hours per week? ]
[Primary beneficiary designation (include full name and address)	Relationship	Share % (must total 100%)

Contingent beneficiary designation (include full name and address) Contingent Beneficiaries collect only if all Primary Beneficiaries predecease the insured.	Relationship	Share % (must total 100%)]

INSURANCE INFORMATION
[If applying for more than the guaranteed issue amount, you must complete the Evidence of Insurability form.]
[Employee basic VGUL amount] [☐ Waive ☐ $ ]
[Employee supplemental VGUL amount] [☐ Waive ☐ 1x annual salary ☐ 2x annual salary ☐ 3x annual salary ☐ 4x annual salary ☐ 5x annual salary]
Cash Accumulation:	☐ Yes, I wish to make a [monthly] contribution of $ (indicate account allocation on the next page)
☐ No, I do not wish to contribute
[Spouse/domestic partner term coverage (coverage available in increments of $ up to $ . Please indicate amount.)] [☐ Waive ☐ $ ]
[Child term coverage] [☐ Waive ☐ $ ]
[If you applied for spouse/domestic partner or child term insurance, please enter the information below:
Spouse/domestic partner’s name	Date of birth

☐ Yes ☐ No	Have you used tobacco in any form during the past 12 months or are you currently using nicotine in any form?
Child’s name	Date of birth

Child’s name	Date of birth

Child’s name	Date of birth

Child’s name	Date of birth]

INVESTMENT PROFILE

FINRA rules require inquiry concerning the financial condition of individuals applying for variable policies.  The proposed owner must supply such information so that an informed judgement may be made as to the suitability of the investment for the owner.  The [insured] is the owner of the contract unless otherwise requested.

1.		Are you a [spouse or domestic partner or dependent child] of a person who is an employee of Securian Life or one of its subsidiaries?		☐ Yes ☐ No

2		Number of Dependents:

3.	Estimated Net Worth (exclusive of car & home)	$	[Federal Tax Bracket
0-15%
Estimated Liquid Net Worth (cash & cash equivalents)			$16-28%
29% +]
4.	Prior Investment Experience
Total Years of Experience:

Experience with these types of	☐ Mutual Funds	☐ Bonds	☐ Limited Partnerships	☐ Other
investments (check all that apply)	☐ Annuities	☐ Stocks	☐ Options/Futures

5.		Overall Investment Objective (check one)
☐ Conservative Income ☐ Current Income ☐ Conservative Growth ☐ Growth ☐ Aggressive Growth

6.		Risk Tolerance
☐ Conservative ☐ Moderate ☐ Aggressive

ACCOUNT OPTIONS (MUST BE COMPLETED)
Please select the allocation of net premium. Allocations must total 100%. Minimum of 10% in any account: allocations must be in increments of 1%.
[ % Guaranteed Account		% Janus Aspen Forty- Service Share
% Advantus Bond		% Janus Aspen Overseas - Service Shares
% Advantus Index 400 Mid Cap		% Ivy Funds VIP Balanced Portfolio
% Advantus Index 500		% Ivy Funds VIP Core Equity Portfolio
% Advantus International Bond		% Ivy Funds VIP Growth Portfolio
% Advantus Money Market		% Ivy Funds VIP International Value Portfolio
% Advantus Mortgage Securities		% Ivy Funds VIP Micro Cap Growth Portfolio
% Advantus Real Estate		% Ivy Funds VIP Small Cap Growth Portfolio
% Fidelity VIP Contrafund®		% Ivy Funds VIP Small Cap Value Portfolio
% Fidelity VIP Equity-Income		% Ivy Funds VIP Value Portfolio]
% Fidelity VIP High Income

If you do not elect an account option, any additional premium contributions will be allocated to the [Money Market account.]

I agree that because this application is for a Variable Group Universal Life policy, that Securian Life, if it is unable for any reason to collect funds for units which have been allocated to a sub-account under the policy applied for, may redeem for itself the full value of such units.  If such units are no longer available, it may recover that value from any other units of equal value available under the policy.

I understand that the amount or the duration of the death benefit (or both) of the policy applied for may increase or decrease depending on the investment results of the sub-accounts of the separate account.  I understand that the account value of the policy applied for increases and decreases depending on the investment results.  There is no guaranteed minimum account value for net premiums invested in the sub-accounts.

The information contained in this application is true and complete.

[Employee signature]	Daytime telephone number		Evening telephone number	Date
X

FOR HOME OFFICE USE
Suitability accepted by registered principal				Date